EXHIBIT 10.17

                          DATED                   1998

                               EUROPEAN MICRO PLC
                                   as Borrower

                                       and

                          NATIONAL WESTMINSTER BANK PLC
                                     as Bank

             ------------------------------------------------------

                                CREDIT AGREEMENT
                                  RELATING TO A
                   BILATERAL STERLING REVOLVING LOAN FACILITY
                       OF UP TO /POUND STERLING/3,500,000

             ------------------------------------------------------

                                   WILDE SAPTE
                                  1 Fleet Place
                                 London EC4M 7WS

                               Tel. 0171 246 7000
                               Fax. 0171 246 7777
                        REF. # LVM/GP/128274/BF323501.06


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                                TABLE OF CONTENTS

CLAUSE   HEADING                                           PAGE NO.

1.       DEFINITIONS AND INTERPRETAION.........................1
1.1      Definitions  .........................................1
1.2      Headings .............................................9
1.3      Intepretation.........................................9

2.       FACILITY ............................................10

3.       PURPOSE .............................................10
3.1      Purpose .............................................10
3.2      No monitoring........................................10

4.       CONDITIONS PRECENDENT................................10

5.       DRAWDOWN ............................................11
5.1      Commitment Period....................................11
5.2      Conditions to each Advance...........................11
5.3      Drawdown Notice......................................11
5.4      Limitations on Advances..............................11
5.5      Advances ............................................12

6.       INTEREST ............................................12
6.1      Interest rate........................................12
6.2      Interest Periods.....................................12
6.3      Default interest.....................................13
6.4      Calculation and payment of interest..................13
6.5      Bank's determination.................................13

7.       REPAYMENT AND PREPAYMENT.............................13
7.1      Repayment ...........................................13
7.2      Prepayment ..........................................14

8.       CANCELLATION ........................................15
8.1      Cancellation ........................................15
8.2      Notice ..............................................15
8.3      Effect of cancellation...............................15
8.4      Limitation ..........................................15

9.       CHANGES IN CIRCUMSTANCES.............................15
9.1      Illegality ..........................................15
9.2      Increased Costs......................................15
9.3      Market disruption....................................17
9.4      Mitigation ..........................................17
9.5      Certificates ........................................18

10.      PAYMENTS ............................................18
10.1     Funds ...............................................18
10.2     Payments ............................................18
10.3     Change of account....................................18
10.4     Business Days........................................18
10.5     Currency ............................................18

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10.6     Accounts as evidence.................................18
10.7     Partial payments.....................................19
10.8     Set-off and counterclaim.............................19
10.9     Grossing-up  ........................................19

11.      SECURITY ............................................21

12.      REPRESENTATIONS AND WARRANTIES.......................21
12.1     Representations and warranties.......................21
12.2     Repetition ..........................................23

13.      UNDERTAKINGS ........................................24
13.1     Information undertakings.............................24
13.2     Positive undertakings................................26
13.3     Negative undertakings................................27
13.4     Financial undertakings...............................28

14.      DEFAULT ............................................#28
14.1     Default ............................................#28
14.2     Acceleration .......................................#30

15.      SET-OFF  ............................................31

16.      FEES AND EXPENSES....................................31
16.1     Expenses ............................................31
16.2     Drawdown fee ........................................31
16.3     Commitment fee......................................#31
16.4     Documentary Taxes indemnity..........................32
16.5     VAT .................................................32
16.6     Indemnity payments...................................32

17.      WAIVERS; REMEDIES CUMULATIVE.........................32

18.      MISCELLANEOUS........................................33
18.1     Severance ...........................................33
18.2     Counterparts ........................................33
18.3     Entire agreement.....................................33

19.      NOTICES .............................................33
19.1     Method ..............................................33
19.2     Delivery ............................................33
19.3     Addresses .. ........................................33
19.4     Deemed receipt.......................................34

20.      ASSIGNMENTS AND TRANSFERS............................34
20.1     Benefit of Agreement.................................34
20.2     Assignments and transfers by Borrower................34
20.3     Assignments by Bank..................................34
20.4     Transfers by Bank....................................34
20.5     Consequences of transfer.............................35
20.6     Disclosure of information............................35

21.      INDEMNITIES .........................................35
21.1     Breakage costs indemnity.............................35
21.2     Currency indemnity...................................35
21.3     General .............................................36

22.      LAW .................................................36


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SCHEDULE 1 CONDITIONS PRECEDENT...............................37
SCHEDULE 2 DRAWDOWN NOTICE....................................38
SCHEDULE 3 - Part 1 - GROUP COMPANIES.........................40
SCHEDULE 3 - Part 2 - MATERIAL COMPANIES......................40
SCHEDULE 4 MANDATORY # COST RATE FORMULA......................41


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THIS AGREEMENT is made on                  1998

BY:

(1) EUROPEAN MICRO PLC, a company incorporated in England and Wales with registered number 2663964 (the "Borrower"); and

(2) NATIONAL WESTMINSTER BANK PLC as the Bank (as that term is more particularly defined below)

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1.     DEFINITIONS

         In this Agreement:

         "ACCOUNTS" means the audited consolidated accounts (including all additional information and notes to the accounts) of the Borrower together with the relevant directors' report and auditors' report.

         "ADVANCE" means in advance made or to be made to the Borrower under the Facility or, as the case may be, the outstanding principal amount of any such advance.

         "AUDITORS" means Messrs KPMG Peat Marwick or any other firm of chartered accountants of internationally recognised standing that has been appointed as auditors of the Borrower.

         "AVAILABLE FACILITY" means the Facility Limit less the Loan.

         "BANK" means National Westminster Bank Plc and its successors in title, assignees and transferees.

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London.

         "CERTIFIED COPY" means, in relation to a document, a copy of that document bearing the endorsement "Certified a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto", which has been signed and dated by a duly authorised officer of the relevant company and which complies with that endorsement.

         "CHANGE" means, in relation to the Bank (or any company of which the Bank is a Subsidiary), the introduction, implementation, repeal, withdrawal or change in, or in the interpretation or application of,
         (a) any law, regulation, practice or concession, or (b) any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions of which the Bank (or that company) forms part and compliance with which is in accordance with the general practice of those financial institutions) of the European Community, any central bank including the European Central Bank, or any other fiscal, monetary, regulatory or other authority.

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           "COMMITMENT PERIOD" means the period starting on the date of this
           Agreement and ending on the date falling 3 days before the Final Repayment Date.

           "COMPOSITE GUARANTEE" means a composite guarantee in respect of the obligations of the other Group Companies to the Bank in the Bank's standard form.

           "DANGEROUS MATERIALS" means any element or substance, whether consisting of gas, liquid, solid or vapour, identified by any Environmental Law to be, to have been, or to be capable of being or becoming, harmful to mankind or any living organism or damaging to the Environment.

           "DEFAULT" means any event specified as such in Clause 14.1.

           "DELIVERY NOTE" means the delivery note to be attached to a Drawdown Notice in accordance with Clause 5.3.

           "DEPRECIATION" has the meaning given to that term by GAAP.

           "DISPOSAL" means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

           "DRAWDOWN DATE" means the date on which an Advance is made, or is proposed to be made.

           "DRAWDOWN NOTICE" means a notice substantially in the form set out in
           Schedule 2.

           "ELIGIBLE DOCTORS" means the trade debtors of the Group at any time but excluding:

           (a) any debts which are more than 90 days past the due date for payment;

           (b) any debts which have been assigned to LND pursuant to the Invoice Discounting Agreement; and

           (c) any debts that are subject to any factoring or similar arrangement which any member of the Group may enter into.

           "ELIGIBLE INVENTORY" means any product manufactured by a Nominated Manufacturer which is a current model of such Nominated Manufacturer and which is capable of being discounted under the Invoice Discounting Agreement.

           "ENCUMBRANCE" means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set-off, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by any Material Company.

           "ENVIRONMENTAl" means all or any of the following media: air (including air within buildings or other structures and whether above or below ground); land (including buildings and any other structures or erections in, on or under it and any soil and anything below the surface of land); land covered with water; and water (including sea, ground and surface water).

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           "ENVIRONMENTAL LAW" means any statutory or common law, treaty, convention, directive or regulation having legal or judicial effect whether or a criminal or civil nature, concerning:

           (a) pollution or contamination of the Environment;

           (b) harm, whether actual or potential, to mankind and human senses, living organisms and ecological systems;

           (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Dangerous Materials; or

           (d) the emission, leak, release or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Dangerous Material and any matter or thing capable of constituting a nuisance or an actionable tort of any kind in respect of such matters.

           "EXCEPTIONAL ITEMS" has the meaning given to that term in FRS3, but excluding those items listed in paragraph 20 of FRS3.

           "FACILITY" means the Sterling revolving loan facility granted to the Borrower under this Agreement.

           "FACILITY LIMIT" means, subject to Clause 5.4, (pound)3,5000,000, as reduced or cancelled in accordance with this Agreement.

           "FACILITY PERIOD" means the period starting on the date of this Agreement and ending on the date on which all the obligations and liabilities of the Material Companies under the Financing Documents are discharged in full and the Bank has no continuing obligation in relation to the Facility.

           "FINAL REPAYMENT DATE" means the date falling 364 days after the date of this Agreement.

           "FINANCE LEASE" means any lease, hire agreement, credit sale agreement, purchase agreement, conditional sale agreement or installment sale and purchase agreement which should be treated in accordance with SSAP 21 (or any successor to SSAP 21) as a finance lease or in the same way as a finance lease.

           "FINANCIAL YEAR", in relation to a company, has the meaning given to that term in section 223 of the Companies Act 1985.

           "FINANCING DOCUMENTS" means this Agreement and the Security # documents.

           "FREE STOCK" means the stock in trade of the Group which is not subject to any claims under reservation of title, liens or otherwise.

           "FRS" together with a number means the financial reporting standard issued by the Accounting Standards Board for application in England and Wales and identified by reference to that number.

           "GAAP" means, in relation to a company, accounting principles, concepts, bases and policies generally adopted and accepted in the jurisdiction of its incorporation.

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           "GROUP" means the Borrower and its Subsidiaries; and "GROUP COMPANY"
           means any of them.

           "INDEBTEDNESS" means, in relation to a person its obligation (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

           (a) moneys borrowed or raised;

           (b) any bond, note, loan stock, debenture or similar instrument;

           (c) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility;

           (d) the supply of any goods or services which is more than [45] days past the due date;

           (e) any hire purchase agreement, conditional sale agreement or lease, where that agreement has been entered into primarily as a method of raising finance or financing the acquisition of an asset;

           (f) any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance contracts;

           (g) any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

           (h) any arrangement pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company (whether following the exercise of an option or otherwise); or

           (i) any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person.

           "INTEREST PERIOD" means each period determined in accordance with Clause 6 for the purpose of calculating interest on Advances or overdue amounts.

           "INVOICE DISCOUNTING AGREEMENT" means the invoice discounting agreement dated * and made between LND and the Borrower.

           "LENDING OFFICE" means the office set out under the Bank's name in Clause 19.3 or such other office in the United Kingdom through which the Bank maintains the Facility under this Agreement.

           "LIBOR" means, in relation to an Advance or other sum and in relation to a particular Interest Period:

           (a) the rate of the offered quotation for Sterling deposits for a period comparable to that Interest Period which appears on the display designated as "Page 3750" on the Telerate Service (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of prime banks for Sterling deposits) at or about 11.00 a.m. on the first day of that Interest Period; or

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           (b) if no such display rate is available, the rate per annum
               (rounded upwards to the nearest whole multiple of 1/16% at which the Bank was offering deposits in Sterling in an amount comparable with that Advance or other sum, as the case may be, to leading banks in the London interbank market for a period equal to that Interest Period at or about 11.00 a.m. on the first day of that Interest Period.

           "LOAN" means, at any time, the aggregate of all Advances outstanding at that time.

           "LND" means Lombard NatWest Discounting Limited.

           "MANDATORY # COST RATE" means the rate determined in accordance with
           Schedule 4#.

           "MARGIN" means 1.75 per cent per annum.

           "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the ability of any Group Company to comply with its obligations under the Financing Documents or (b) the business, financial condition or assets of the Group taken as a whole.

           "MATERIAL COMPANY" means the Borrower and each Group Company at any time:

           (a) whose profits are equal to or greater than 5 per cent of the aggregate profits of the Group; or

           (b) whose assets have a value equal to or greater than 5 per cent of the aggregate value of all assets owned by the Group.

           For the purpose of paragraph (a) above, profits shall be measured for each period of 6 months duration ending on a Quarter Date.

           "MORTGAGE DEBENTURE" means a mortgage debenture in the Bank's standard form.

           "NET INDEBTEDNESS" means Indebtedness less cash at bank and cash at hand.

           "NOMINATED MANUFACTURERS" means IBM, Hewlett Packard and Compaq and "NOMINATED MANUFACTURER" shall be construed accordingly.

           "OPERATING BUDGET" means, in relation to the Group and the period of 12 months starting not later than the date of this Agreement, the Operating Plan, and in relation to each successive 12 month period thereafter during the Facility Period:

           (a)        a  projected balance sheet;

           (b)        a projected profit and loss account;

           (c)        a projected cash flow statement; and

           (d) projected covenant calculations relating to each financial undertaking contained in Clause 13.4,

           relative to each such period and on a month by month basis and with a commentary drawing on the previous period's performance and forecast market conditions.

           "OPERATING PLAN" means the operating plan for the Group dated 5th February 1998.

           "PARTY" means a party to this Agreement.

           "PBIT" means, in relation to any period, the consolidated profit of the Group for that period (including, for the avoidance of doubt, Exceptional Items) before Taxation and Total Debt Costs, but excluding:

           (a)  profit attributable to  minority interests;

           (b)  Extraordinary Items;

           (c)  any profit or loss arising on the disposal of fixed assets;

           (d)  mounts written off the value of investments;

           (e) amounts written off the value attributed to net goodwill arising on any acquisition after the date of this Agreement;

           (f) income from participating interests in associated undertakings and income from any other fixed asset investment; and

           (g)  realised and unrealised exchange gains and losses.

           "PBITDA" means, in relation to any period, the aggregate of:

           (a)  PBIT; and

           (b) Depreciation charged to the consolidated profit and loss account of the Group during that period.

           "PERMITTED ENCUMBRANCE" means:

           (a) any Encumbrance subsisting under or in connection with any Financing Document;

           (b) any right of set-off arising by operation of law or in the ordinary course of trading;

           (c) any lien arising by operation of law in the ordinary course of trading;

           (d) any Encumbrance arising out of retention of title provisions in a supplier's standard conditions of supply in respect of goods acquired by a Group Company in the ordinary course of trading; or

           (e) any agreement entered into by a Group Company in the ordinary course of trading under which it is to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by any Group Company.

           "PERMITTED INDEBTEDNESS" means:

           (a)  Indebtedness outstanding under any Financing Document;

           (b) Indebtedness under any arrangement pursuant to which any asset sold or otherwise disposed of by any Group Company is or may be leased to or re-acquired by any Group Company where such arrangement was entered into in the ordinary course of trading; and

           (c)  Indebtedness under the Invoice Discounting Agreement.

           "POTENTIAL DEFAULT" means an event or omission which, with the giving of any notice, the lapse of time, the determination of materiality or the satisfaction of any other condition under Clause 14.1, would be a Default.

           "PRE SOLD" means Eligible Inventory which a customer has indicated orally (not more than 7 days before a Drawdown Date) or in writing (not more than 1 month before a Drawdown Date) it wishes to take delivery of.

           "QUALIFYING BANK" means an institution which is a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988.

           "QUARTER DATE" means 31st March, 30th June, 30th September, 31st December.

           "SECURITY # DOCUMENTS" means the documents listed in Column 3 of
           Schedule 3 and any other guarantee or document creating, evidencing or acknowledging security in respect of any of the obligations and liabilities of any Group Company under any Financing Document.

           "SSAP" together with a number means the statement of standard accounting practice issued by the Institute of Chartered Accountants for application in England and Wales and identified by reference to that number.

           "STERLING" and "(POUND)" means the lawful currency for the time being of the United Kingdom.

           "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Companies Act 1985.

           "TAXES" includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any penalties, additions, fines, surcharges or interest relating thereto; and "Tax" and "Taxation" shall be construed accordingly.

           "TANGIBLE NET WORTH" means, on any date, the aggregate amount of the paid up share capital of the Borrower as at that date including amounts standing to the credit of the share premium account and any capital redemption reserves plus or minus, as the case may be, the aggregate amount standing in the Group's capital and revenue reserves (on a consolidated basis) as at that date:

           (a) adjusted as may be appropriate to take account of any variation in that share capital account and share premium account since 30th June 1997;

           (b) deducting any amounts attributable to any intangible asset included as an asset in the Borrower's latest consolidated balance sheet excluding amounts attributable to the net goodwill arising on any acquisition after the date of this Agreement;

           (c) excluding any capital accounts or reserves derived from any writing up of book value of any assets of any Group Company above historic cost less accumulated Depreciation at any time after the date of this Agreement;

           (d) adding back any diminution due to the writing off of the net goodwill arising on the any acquisition after the date of this Agreement;

           (e)        excluding any minority interest arising on consolidation;

           (f) including exchange gains and losses arising on consolidation accounted for through reserves in accordance with SSAP 20; and

           (g) adding or deducting, as the case may be, any credit or any debit balance on the Group's consolidated profit and loss account [(but not to the extent that the same arises as a result of any Extraordinary Items)] attributable to the period in relation to which the calculation falls to be made.

           "TOTAL DEBT" means at any time the aggregate (without double counting) of:

           (a) that part of the Indebtedness of Group Companies which relates to obligations (whether present or future, actual or contingent and whether incurred as principal or surety) for the payment or repayment of money in respect of principal incurred in respect of (i) moneys borrowed or raised, (ii) any bond, note, loan stock, debenture or similar instrument, or (iii) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility (including, for the avoidance of doubt, any indebtedness under this Agreement); and

           (b) the capital element of all rentals or, as the case may be, other payments payable under any Finance Lease entered into by any Group Company.

           "TOTAL DEBT COSTS" means, in relation to any period, the aggregate of:

           (a) all interest, commissions and other financing charges payable by any Group Company in respect of that period;

           (b) to the extent not included in paragraph (a) above, all finance costs (as defined in FRS4) charged to the profit and loss account of the Group in respect of that period;

           (c) all amounts payable by any Group Company in respect of that period under any interest rate protection agreement (less any amounts receivable by any Group

                      Company in respect of that period under any interest rate protection agreement); and

           (d) the interest element of all rentals or, as the case may be, other amounts payable in respect of that period under any Fiancee Lease entered into by any Group Company.

           "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same.

1.2.       HEADINGS

           The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3.       INTERPRETATION

           In this Agreement (unless otherwise provided):

           (a) words importing the singular shall include the plural and vice versa;

           (b) references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

           (c) references to any Financing Document or any other document shall be construed as references to that Financing Document or that other document, as amended, varied, novated or supplemented, as the case may be;

           (d) references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

           (e) references to a document being "IN THE AGREED FORM" means that document the form and content of which has been approved by the Bank and which has endorsed on it the words "in the agreed form" and which is initialled by or on behalf of the Bank and the Borrower;

           (f) references to "ASSETS" shall include revenues sand property and the right to revenues and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital);

           (g) the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words;

           (h) the words "other " and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

           (i) references to a "person" shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state;

           (j) where there is a reference in this Agreement to any amount, limit or threshold specified in Sterling, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non- Sterling amount shall be counted on the basis of the equivalent in Sterling of that amount using the Bank's relevant spot rate of exchange; and

           (k) accounting terms shall be construed so as to be consistent with GAAP; and
           (l)  references to time are to London time.

2.         FACILITY

           Subject to the terms of this Agreement, the Bank agrees to make available to the Borrower a Sterling revolving credit facility in the maximum principal amount of (pound)3,5000,000.

3.         PURPOSE

3.1.       PURPOSE

           The Borrower shall use the proceeds of all Advances to purchase Eligible Inventory from Nominated Manufacturers.

3.2.       NO MONITORING

           The Bank shall not be obliged to investigate or monitor the use or application of the proceeds of the Advances.

4.         CONDITIONS PRECEDENT

           Notwithstanding any other term of this Agreement, the Bank shall not be under any obligation to make the Facility available to the Borrower unless it has notified the Borrower that all the conditions set out in Schedule 1 have been satisfied on or before 12th June 1998.

5.         DRAWDOWN

5.1.       COMMITMENT PERIOD

           Subject to the terms of this Agreement, Advances shall be made to the Borrower at any time during the Commitment Period when requested by means of a Drawdown Notice in accordance with this Clause 5. At the close of business on the last day of the Commitment Period, the commitment of the Bank under the Facility shall be automatically cancelled.

5.2.       CONDITIONS TO EACH ADVANCE

           The obligation of the Bank to make available each Advance is subject to the conditions that on the date on which the relevant Drawdown Notice is given and on the Drawdown Date:

           (a) the representations and warranties in Clause 12 to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

           (b) no Default or Potential Default has occurred and is continuing or would occur on the making of the Advance.

5.3.       DRAWDOWN NOTICE

5.3.1. Whenever the Borrower wishes to draw down under the Facility, it shall deliver to the Bank not later than 10.30 a.m. on the Drawdown
           Date:

           (a)        a duly completed Drawdown Notice confirming:

                      (i) the proportion of the Eligible Inventory which is Pre Sold; and

                      (ii) that Disposal of the Eligible Inventory will take place before the expiry of the relevant Interest Period

           (b) a copy of the delivery note in respect of which the Advance is to be made identifying the Eligible Inventory

5.3.2. A Drawdown Notice shall be irrevocable and the Borrower shall be obliged to borrow in accordance with its terms.

5.4.       LIMITATIONS ON ADVANCES

           The following limitations apply to Advances:

           (a) the Drawdown Date of an Advance shall be a Business Day falling before the end of the Commitment Period;

           (b)        the principal amount of an Advance shall be:

                      (i) a minimum amount of(pound)250,000 and an integral multiple of(pound)50,000; or

                      (ii)      the amount of the Available Facility;

            (c) no Advance shall be made if the making of that Advance would result in the Loan exceeding the Facility Limit;

           (d) no more than 10 Advances may be outstanding at any one time;

           (e)        the amount of an Advance shall not exceed:

                      (i) 75 per cent of the purchase price of the Eligible Inventory as shown in the relevant Delivery Note where at least 30 per cent of such Eligible Inventory is Pre Sold; or

                      (ii) 65 per cent of the purchase price of the relevant Eligible Inventory as shown in the relevant Delivery Note where less than 30 per cent of such Eligible Inventory is Pre Sold; and

           (f) a separate Advance must be made in respect of each Delivery Note.

5.5.       ADVANCES

           Subject to the terms of this Agreement, the Bank acting through its Lending Office shall make available to the Borrower on the Drawdown Date for an Advance an amount equal to that Advance.

6.         INTEREST

6.1.       INTEREST RATE

           Interest shall accrue on each Advance from and including the relevant Drawdown Date to but excluding the date the Advance is repaid at the rate determined by the Bank to be the aggregate of:

           (a)        the Margin;

           (b)        LIBOR; and

           (c)        the Mandatory # Cost Rate.

6.2.       INTEREST PERIODS

6.2.1. The Borrower shall select an Interest Period for an Advance in the relevant Drawdown Notice of 1 day, 7 day's, 14 day's or 1 month's duration (or such other Interest Period as the Bank may allow).

6.2.2. If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

6.2.3. If an Interest Period begins on the last Business Day in a calendar month or on a Business Day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end, it shall end on the last Business Day in that later calendar month.

6.2.4. If an Interest Period would otherwise extend beyond the Final Repayment Date, it shall be shortened so that it ends on the Final Repayment Date.

6.3.       DEFAULT INTEREST

6.3.1. If the Borrower fails to pay any amount payable under any Financing Document on the due date, it shall pay default interest on the overdue amount from the due date to the date of actual payment calculated by reference to successive Interest Periods (each of such duration as the Bank may select and the first beginning on the relevant due date) at the rate per annum being the aggregate of (a) 2 per cent per annum, (b) the Margin, (c) LIBOR and (d) the Mandatory # Cost Rate.

6.3.2. So long as the overdue amount remains unpaid, the default interest rate shall be recalculated in accordance with the provisions of this Clause 6.3 on the last day of each such Interest Period and any unpaid interest shall be compounded at the end of each Interest Period.

6.4.       CALCULATION AND PAYMENT OF INTEREST

6.4.1. At the beginning of each Interest Period, the Bank shall notify the Borrower of the rate and amount of interest payable for the Interest Period (but in the case of any default interest calculated under Clause 6.3, any such notification need not be made more frequently than weekly). Each notification shall set out in reasonable detail the basis of computation of the amount of interest payable.

6.4.2.     Interest due from the Borrower under this Agreement shall:

           (a) accrue from day to day at the rate calculated under this Clause 6;

           (b) except as otherwise provided in this Agreement, be paid by the Borrower to the Bank in arrear on the last day of each Interest Period;

           (c) be calculated on the basis of the actual number of days elapsed and a 365 day year; and

           (d)        be payable  both before and after judgment.

6.5.       BANK'S DETERMINATION

           The determination by the Bank of any interest payable under this Clause 6 shall be conclusive and binding on the Borrower in the absence of manifest error.

7.         REPAYMENT AND PREPAYMENT

7.1.       REPAYMENT

7.1.1. Subject to Clause 7.1.3, the Borrower shall repay each Advance in full on the last day of the Interest Period relating to that Advance.

7.1.2. Subject to the terms of this Agreement, any amounts repaid under this Agreement may be re-borrowed.

7.1.3. Subject to Clause 7.1.4, if all or part of an existing Advance made to the Borrower is to be repaid from the proceeds of all or part of a new Advance to be made to the Borrower, then the amount to be repaid by the Borrower shall be set off against the amount to be advanced by the Bank in relation to the new Advance and the party to whom the smaller amount is to be paid shall pay to the other party a sum equal to the difference between the two amounts.

7.1.4. Only Advances with an Interest Period of 1 day's duration may be repaid from the proceeds of a new Advance and in any event no Advance shall be repaid by a new Advance more than 3 times.

7.2.       PREPAYMENT

           Subject to Clauses 9, 10 and 21 the Borrower may not prepay any Advance before the end of its Interest Period.

7.3.       EXTENSIONS TO COMMITMENT PERIOD

7.3.1. The Borrower may at any time by notice to the Bank request an extension to the Commitment Period, subject to the provisions of this Clause 7.3.

7.3.2. Upon receipt of any such request, the Bank shall undertake a full credit assessment of the Borrower. The Bank shall be under no legal or moral obligation to extend the Commitment Period. No extension shall be effective unless agreed in writing by the Bank.

7.3.3. If the Borrower requests an extension during the final thirty days of the Commitment Period, the Bank shall, at its absolute discretion, have the option:

           (a) (subject to Clause 7.3.2) to extend the Commitment Period for a further period of 364 days from the date on which the Commitment Period is then due to expire; or

           (b)        to decline such request.

7.3.4. If the Borrower requests an extension otherwise than in accordance with Clause 7.3.3., the Bank shall, at its absolute discretion, have the option:

           (a) (subject to Clause 7.3.2) to extend the Commitment Period for a further period of 364 days from the date on which the Bank gives written notice to the Borrower of the Bank's agreement to extend the Commitment Period; or

           (b) to decline such request, in which event, the Bank may, at or after the time of such request, immediately cancel the undrawn portion of the Facility.

7.3.5. On any extension the Bank may require the Borrower to pay a further commitment fee.

8.         CANCELLATION

8.1.       CANCELLATION

           The Borrower may, by giving the Bank not less than 5 days' prior notice, cancel all or part of the Available Facility (but if in part, in a minimum amount of (pound)500,000 and an integral multiple of (pound)250,000).

8.2.       NOTICE

           Any notice of cancellation shall be irrevocable and shall specify the date on which the cancellation shall take effect and the amount of the cancellation.

8.3.       EFFECT OF CANCELLATION

           The Borrower may not borrow any part of the Facility which has been cancelled. Any cancellation shall reduce the Facility Limit accordingly.

8.4.       LIMITATION

           The Borrower may not cancel all or part of the Facility except as expressly provided in this Agreement.

9.         CHANGES IN CIRCUMSTANCES

9.1.       ILLEGALITY

           If it is or becomes illegal for the Bank to maintain the Facility or to continue to make available or fund any Advance, then:

           (a)        the Bank shall notify the Borrower; and

           (b)        (i)       the Facility shall be cancelled immediately and
                                the Facility Limit shall  be reduced to zero;
                                and

                      (ii) the Borrower shall prepay to the Bank all Advances (together with accrued interest on the amount prepaid and all other amounts owing to the Bank under this Agreement) within 5 Business Days of demand by the Bank (or, if later and if permitted by the relevant law, on the last day of the Interest Period of the relevant Advances).

           Any such prepayment under paragraph (b)(ii) above shall be subject to Clause 21.1.

9.2.       INCREASED COSTS

9.2.1. If, after the date of this Agreement, a Change occurs which causes an Increased Cost (as defined in Clause 9.2.3) to the Bank (or any company of which the Bank is a Subsidiary) then the Borrower shall pay (as additional interest) to the Bank within 5 Business Days of demand all amounts which the Bank certifies to be necessary to compensate the Bank (or any company of which the Bank is a Subsidiary) for the Increased Cost.

9.2.2. Any demand made under Clause 9.2.1 shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

9.2.3.     In this Clause 9.2:

           "INCREASED COST" means any cost to, or reduction in the amount payable to, or reduction in the return on capital or regulatory capital achieved by, the Bank (or any company of which the Bank is a Subsidiary) to the extent that it arises, directly or indirectly, as a result of the Change and is attributable to the Facility or any Advance or the funding or any Advance including:

           (a) any Tax Liability (other than Tax on Overall Net Income) incurred by the Bank;

           (b) any changes in the basis or timing of Taxation of the Bank in relation to the Facility or any Advance or to the funding of any Advance;

           (c) the cost to the Bank (or any company of which the Bank is a Subsidiary) of complying with, or the reduction in the amount payable to or reduction in the return on capital or regulatory capital achieved by the Bank (or any company of which the Bank is a Subsidiary) as a result of complying with, any capital adequacy or similar requirements howsoever arising, including as a result of an increase in the amount of capital to be allocated to the Facility or of a change to the weighting of the commitment under the Facility or any Advance; and

           (d) the cost to the Bank of complying with any reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements).

           "TAX LIABILITY" means, in respect of any person:

           (a) any liability or any increase in the liability of that person to make any payment of or in respect of Tax;

           (b) the loss of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person;

           (c) the setting off against income, profits or gains or against any Tax liability of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person; and

           (d) the loss or setting off against any Tax liability of a right to repayment of Tax which would otherwise have been available to that person.

           For the purposes of this definition of "Tax Liability", any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and if so, the date on which that loss or set-off took place, shall be conclusively determined by the relevant person's auditors.

           "TAX ON OVERALL NET INCOME" means, in relation to the Bank, Tax (other than Tax deducted or withheld from any payment) imposed on the net profits of the Bank by the jurisdiction in which its Lending Office or its head office is situated.

9.2.4. The Borrower shall not be obliged to make a payment in respect of an Increased Cost under this Clause 9.2 if and to the extent that the Increased Cost has been compensated for by the payment of Mandatory Liquid Asset Costs or the operation of Clause 10.9.

9.2.5. If the Borrower is required to pay any amount to the Bank under this Clause 9.2, then, without prejudice to that obligation and so long as the circumstances giving rise to the relevant Increased Cost are continuing and subject to the Borrower giving the Bank not less than 10 days' prior notice (which shall be irrevocable), the Borrower may prepay all, but not part, of the Loan together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause
           21.1. On any such prepayment the Facility shall be automatically cancelled and the Facility Limit shall be reduced to zero.

9.3.       MARKET DISRUPTION

           If, in relation to a proposed Advance:

           (a) the Bank determines that, because of circumstances affecting the London interbank market generally, reasonable and adequate means do not exist ascertaining LIBOR for that Advance for the relevant Interest Period; or

           (b)        the Bank is of the opinion that:

                      (i) matching deposits may not be available to it in the London interbank market in the ordinary course of business to fund that Advance for the relevant Interest Period; or

                      (ii) the cost to it of obtaining matching deposits in the London interbank market would be in excess of LIBOR for the relevant Interest Period,

           the Bank shall promptly notify the Borrower of that event and that Advance shall not be made. Instead, the Bank and the Borrower shall immediately enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the interest rate for the Advance or for funding the Advance (whether in Sterling or another currency). Any substitute basis agreed by the Bank and the Borrower shall take effect in accordance with its terms.

9.4.       MITIGATION

9.4.1. If any circumstances arise in respect of the Bank which would, or upon the giving of notice would, result in the operation of Clause 9.1., 9.2, 9.3 or 10.9 to the detriment of the Borrower, then the Bank shall:

           (a) promptly upon becoming aware of those circumstances and their results, notify the Borrower; and

           (b) in consultation with the Borrower, take all such steps as it determines are reasonably open to it to mitigate the effects of those circumstances (including changing its Lending office or consulting with the Borrower with a view to transferring some or all of its rights and obligations under this Agreement to another bank or other financial institution acceptable to the Borrower) in a manner which will avoid the circumstances in question and on terms acceptable to the Borrower and the Bank, provided that the Bank shall not be obliged to take any steps which in its opinion would or might have an adverse effect on its business or financial condition or the management of its Tax affairs or cause it to incur any material costs or expenses.

9.4.2. Nothing in this Clause 9.4 shall limit, reduce, affect or otherwise qualify the rights of the Bank or the obligations of the Borrower under Clauses 9.1, 9.2, 9.3 and 10.9.

9.5.       CERTIFICATES

           The certificate or notification of the Bank as to any of the matters referred to in this Clause 9 shall be in reasonable detail and shall be conclusive and binding on the Borrower except for any manifest error.

10.        PAYMENTS

10.1.      FUNDS

           All payments under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

10.2.      PAYMENTS

10.2.1. Each payment to the Borrower shall be made to the account of the Borrower with [Nottingham branch], account number 36149837, sort code 60 80 09.

10.2.2. Each payment to the Bank shall be made to [Nottingham branch] for the account of the Bank, account number 36149837, sort code 60 80 09.

10.3.      CHANGE OF ACCOUNT

           The Borrower or the Bank may change its receiving account by not less than 5 Business Days' notice to the other.

10.4.      BUSINESS DAYS

           If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead by the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

10.5.      CURRENCY

           All payments relating to costs, losses, expenses or Taxes shall be made in the currency in which the relative costs, losses, expenses or Taxes were incurred. Any other amount payable under this Agreement shall, except as otherwise provided, be made in Sterling.

10.6.      ACCOUNTS AS EVIDENCE

           The Bank shall maintain in accordance with its usual practice an account which shall as between the Borrower and the Ban, be prima facie evidence of the amounts from time to time advanced by, owing to, paid and repaid to the Bank under this Agreement.

10.7.      PARTIAL PAYMENTS

10.7.1. If the Bank receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Bank shall apply that payment towards the obligations of the Borrower under this Agreement in the following order:

           (a) first, in or towards payment of any unpaid costs and expenses of the Bank under this Agreement;

           (b) second, in or towards payment of any accrued interest due but unpaid under this Agreement;

           (c) third, in or towards payment of any principal due but unpaid under this Agreement; and

           (d) fourth, in or towards payment of any other sum due but unpaid under this Agreement.

10.7.2.    The Bank may vary the order set out in Clauses 10.7.1(b) to (d).

10.7.3. Clauses 10.7.1 and 10.7.2 shall override any appropriation made by the Borrower.

10.8.      SET-OFF AND COUNTERCLAIM

           All payments by the Borrower under this Agreement shall be made without set-off or counterclaim.

10.9.      GROSSING-UP

10.9.1. Subject to Clause 10.9.2, all sums payable to the Bank pursuant to or in connection with any Financing Document shall be paid in full free and clear of all deductions or withholdings whatsoever except only as may be required by law.

10.9.2. If any deduction or withholding is required by law in respect of any payment due from the Borrower to the Bank pursuant to or in connection with any Financing Document the Borrower shall:

           (a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

           (b) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

           (c) increase the payment in respect of which the deduction or withholding is required so that the next amount received by the Bank after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the Bank would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and

           (d) promptly deliver or procure the delivery to the Bank of receipts evidencing each deduction or withholding which has been made.

10.9.3. The Borrower shall not be required to pay an additional amount under this Clause 10.9 if the payment in respect of which the deduction or withholding is required is a payment of interest on an Advance and:

           (a) at the time that Advance was made, the Bank was not a Qualifying Bank otherwise than as a consequence of a Change occurring after the date of this Agreement (and the obligation to deduct or withhold would not have arisen if that Advance had been made by a Qualifying Bank); or

           (b) at the time when the interest is paid, the Bank is not beneficially entitled to it or, being beneficially entitled to it, the Bank is not within the charge to United Kingdom corporation tax as respects it otherwise than as a consequence of a Change occurring after the date of this Agreement (and the obligation to deduct or withhold would not have arisen if the Bank had been beneficially entitled to the interest and had been within the charge to United Kingdom corporation tax as respects
                      it).

10.9.4. If the Bank determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which the Borrower has made an increased payment under this Clause 10.9, the Bank shall, provided that it has received all amounts which are then due and payable by the obligors under any Financing Document, pay to the Borrower (to the extent that the Bank can do so without prejudicing the amount of the benefit or repayment and the right of the Bank to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as the Bank, in its absolute discretion shall determine, will leave the Bank in no worse position than it would have been in if the deduction or withholding had not be required, provided that:

           (a) the Bank shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

           (b) the Bank shall not be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

           (c) If the Bank has made a payment to the Borrower pursuant to this Clause 10.9.4 on account of any Tax benefit and its subsequently transpires that the Bank did not receive that Tax benefit, or received a lesser Tax benefit, the Borrower shall, on demand, pay to the Bank such sum as the Bank may determine as being necessary to restore its after-tax position to that which it would have been had no adjustment under this Clause 10.9.4 been made. Any sums payable by the Borrower to the Bank under this Clause
                      10.9.4 shall be subject to Clause 16.6.

10.9.5. The Bank shall not be obliged to make any payment under Clause 10.9.4 if, by doing so, it would contravene the terms of any applicable law or any notice, direction nor requirement of any governmental or regulatory authority (whether or not having the force of law).

10.9.6. If the Borrower is required to make an increased payment for the account of the Bank under Clause 10.9.2, then, without prejudice to that obligation and so long as such requirement exists and subject to the Borrower giving the Bank not less than 10 days' prior notice (which shall be irrevocable), the Borrower may prepay all, but not part, of the Loan together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 21.1. On any such prepayment the Facility shall be automatically cancelled and the Facility Limit shall be reduced to zero.

11.        SECURITY

           The obligations and liabilities of the Borrower to the Bank under this Agreement shall be secured by the interests and rights granted in favour of the Bank under the Security # documents.

12.        REPRESENTATIONS AND WARRANTIES

12.1.      REPRESENTATIONS AND WARRANTIES

           The Borrower represents and warrants to the Bank that:

           (a) STATUS: each Material Company is a limited company duly incorporated under the laws of England and Wales, and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

           (b) POWERS AND AUTHORITY: each Material Company has power to execute, deliver and perform its obligations under the Financing Documents to which it is a party and to carry out the transactions contemplated by those documents and all necessary corporate, shareholder and other action has been or will be taken to authorise the execution, delivery and performance of the same;

           (c) BINDING OBLIGATIONS: the obligations of each Material Company under the Financing Documents to which it is a party constitute its legal, valid, binding and enforceable obligations;

           (d) CONTRAVENTIONS: the execution, delivery and performance by each Material Company of the Financing Documents to which it is a party does not:

                      (i) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;

                      (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any license or other authorisation to which it is subject or by which it or any of its property is bound; or

                      (iii) contravene or conflict with the provisions of its memorandum and articles of association;

           (e) INSOLVENCY: no Group Company has taken any action nor have any steps been taken or legal proceedings been started or threatened against it for winding-up, dissolution or re-organisation, the enforcement of any Encumbrance over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of any of its assets;

           (f) NO DEFAULT: no Group Company is (nor would be with any of the giving of notice, the lapse of time, the determination of materiality, or the satisfaction of any other condition) in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets;

           (g) LITIGATION: no action, litigation, arbitration or administrative proceeding has been commenced, or to the best of the Borrower's knowledge, information or belief is pending or threatened, against any Group Company which, if decided adversely, could reasonably be expected to have a Material Adverse Effect and nor is there subsisting any unsatisfied judgment or award given against any of them by any court, arbitrator or other body;

           (h)        ACCOUNTS:

                      (i) each of the latest Accounts required to be delivered under Clause 13.1(a) is prepared in accordance with GAAP and gives a true and fair view of the financial position of the Group as at the date to which they were prepared and for the period then ended; and

                      (ii) each of the latest set of management accounts required to be delivered under Clause 13.1(c) shows with reasonable accuracy the financial condition of the Borrower during the period to which it relates;

           (i) ENCUMBRANCES: no Encumbrance other than a Permitted Encumbrance exists over all or any part of the assets of any Material Company;

           (j) NO ENCUMBRANCES CREATED: the execution of the Financing Documents by the Material Companies and the exercise of each of their respective rights and the performance of each of their respective obligations under the Financing Documents will not result in the creation of, or any obligation to create, any Encumbrance over or in respect of any of their assets;

           (k) AUTHORISATIONS: all authorisations, approvals, licenses, consents, filings, registrations, payment of duties or taxes and notarisations required:

                      (i) for the conduct of the business, trade and ordinary activities of each Material Company;

                      (ii) for the performance and discharge of its obligations under the Financing Documents to which it is a party; and

                      (iii) in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Financing Documents.

                      are in full force and effect;

           (l) TAXES: each Group Company has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes except for assessments in relation to the ordinary course of its business or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest Accounts or information delivered to the Bank under this Agreement;

           (m)        NO MATERIAL ADVERSE CHANGE:   since 5th February 1998 no
                      event has occurred which has had or could be reasonably expected to have a Material Adverse Effect;

           (n) ENVIRONMENTAL: each Group Company has and has at all times complied with all applicable Environmental Law non-compliance with which could reasonably be expected to have a Material Adverse Effect, every consent, authorisation, license or approval required under or pursuant to any Environmental Law by each Group Company in connection with the conduct of its business and the ownership, use, exploitation or occupation of its assets, the absence of which could reasonably be expected to have a Material Adverse Effect, has been obtained and is in full force and effect, there has been no default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same, which default could reasonably be expected to have a Material Adverse Effect and no circumstances have arisen (i) which would entitle any person to revoke, suspend, amend, vary, withdraw or refuse to amend any of the same or (ii) which might give rise to a claim against any Group Company which could reasonably be expected to have a Material Adverse Effect having regard to the cost to that Group Company of meeting such a claim; and

           (o)        INFORMATION PACKAGE:

                      (i) the factual information contained in the Operating Plan was, at the date of the Operating Plan, true and accurate in all respects and not misleading in any respect, there are no other facts the omission of which would make any fact or statement in the Operating Plan misleading in any respect and nothing has occurred which would render any fact or statement in the Operating Plan untrue or misleading in any respect; and

                      (ii) all estimates, forecasts and projections contained or referred to in the Operating Plan, and all assumptions and presumptions upon the basis of which the same were made, were fair and reasonable at the time they were made, and nothing has occurred since the date the same were made which would necessitate a revision to any of those estimates, forecasts or projections in order for them to be fair and reasonable.

12.2.      REPETITION

           The representations and warranties in Clause 12.1 shall survive the execution of this Agreement and (other than those set out in Clauses 12.1(e), (g), (i), (j), (k), (m) and (o) shall be deemed to be repeated by the Borrower on the date on which each Drawdown Notice is given and on the first day of each Interest Period for each Advance as if made with reference to the facts and circumstances existing at that time.

13.        UNDERTAKINGS

13.1.      INFORMATION UNDERTAKINGS

           The Borrower undertakes that during the Facility Period it shall, unless the Bank otherwise agrees:

           (a) ACCOUNTS: as soon as the same become available (and in any event within 120 days after the end of each of its Financial Years), deliver to the Bank the Accounts for each such Financial Year together with the audited accounts of each Material Company with a copy of the relevant management letter (if any) addressed by the Auditors to the directors of the Borrower;

           (b) MANAGEMENT ACCOUNTS: as soon as the same become available (and in any event within 21 days after the end of each successive accounting period (none of which shall be more than 5 weeks in duration) (each an "ACCOUNTING PERIOD") during each of its Financial Years), deliver to the Bank consolidated management accounts (the "MANAGEMENT ACCOUNTS") of the Borrower for each such Accounting Period in form and substance satisfactory to the Bank and which shall include the following information in respect of each such Accounting Period:

                      (i)       a statement of profit and loss;

                      (ii)      a balance sheet;

                      (iii)     a cashflow statement; and

                      (iv) an analysis of the best selling 40 current products in the Borrower's range,

                      together with a comparison, where appropriate, of all such information with the estimates, forecasts and projections in the relevant Operating Budget or any replacement or substitution made therefor) in relation to each such Accounting Period including an analysis justifying any variations therefrom and, if necessary, revised estimates, forecasts and projections;

           (c)        OPERATING BUDGETS:

                      (i) provide to the Bank (in a format acceptable to the Bank) an Operating Budget for each of its Financial Years during the Facility Period, not less than 30 days prior to the start of each such Financial Year; and

                      (ii) if any Group Company shall determine that any of the estimates, forecasts or projections made in relating to any of its Financial Years should be different from those set out in the then current Operating Budget (or any substitution therefor subsequently made and agreed by the Bank), provide to the Bank revised estimates, forecasts or projections in respect of any part of each such Financial Year and such revised estimates, forecasts or projections shall apply immediately following their approval by the board of directors of the relevant company and the Borrower,

           (d) SHAREHOLDERS' DOCUMENTS: deliver to the Bank copies of all documents despatched by it to its shareholders or its creditors at the same time as they are despatched;

           (e)        COMPLIANCE CERTIFICATES: deliver to the Bank:

                      (i) together with the Accounts and Management Accounts specified in Clauses 13.1(a) and
                                (b); and

                      (ii) promptly at any other time, if the Bank so requests,

                      a certificate signed by two of its senior officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it;

           (f) AUDITORS CONFIRMATION: if the Bank disagrees with any such calculations relevant to the financial undertakings contained in Clause 13.4.1 made for the purposes of Clause 14.1(e) the Bank shall notify the Borrower and promptly thereafter the Borrower shall procure that the Auditors shall promptly review such calculations and notify the Bank as soon as practicable as to whether such calculations are made correctly and in accordance wit the terms of this Agreement and if not made correctly, promptly provide the Bank with the correct calculations thereof made in accordance with the terms of this Agreement;

           (g) OTHER INFORMATION: supply to the Bank such information, documents and records about the business, financial condition, operations and prospects of any Group Company as the Bank may from time to time reasonably require;

           (h) GAAP: ensure that all Accounts and other financial information submitted to the Bank have been prepared in accordance with GAAP;

           (i) DEFAULT, LITIGATION, ETC: promptly, upon becoming aware of the same, notify the Bank of:

                      (i)       the occurrence of a Default or Potential
                                Default;

                      (ii) any litigation, arbitration or administrative proceeding commenced against any Group Company involving a potential liability of any Group Company in excess of (pound)50,000;

                      (iii) any Encumbrance (other than a Permitted Encumbrance) attaching to any of the assets of any Group Company; and

                      (iv) any occurrence (including any third party claim or liability) which could reasonably be expected to have a Material Adverse Effect; and

           (j) MANAGEMENT: notify the Bank if any of Laurence Gilbert and Bernadette Spofforth ceases to be an officer or employee of the Borrower.

13.2.      POSITIVE UNDERTAKINGS

           The Borrower undertakes that during the Facility Period it shall, and it shall procure that each Group Company shall, unless the Bank otherwise agrees:

           (a) PAY TAXES: pay and discharge all Taxes and governmental charges payable by or assessed upon it prior to the date on which the same become overdue unless, and only to the extend that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall be set aside adequate reserves with respect to any such Taxes or charges so contested in accordance with GAAP;

           (b) INSURANCE: maintain insurance cover in relation to its business and assets of a type and in an amount as is usual for prudent companies carrying on a business such as that carried on by it;

           (c) AUTHORISATIONS: obtain, maintain and comply with the terms of any authorisation, approval, license, consent, exemption, clearance, filing or registration required:

                      (i) for the conduct of its business, trade and ordinary activities; and

                      (ii) to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of, any Financing Document;

           (d) ACCESS: permit the Bank and any person (being an accountant, auditor, solicitor, valuer or other professional adviser of the Bank) authorised by the Bank to have, at all reasonable times during normal business hours and on reasonable notice, access to the property, premises and accounting books and records of any Group Company and to the officers of any Group Company;

           (e) RANKING OF OBLIGATIONS: ensure that its obligations under the Financing Documents to which it is a party shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness except for any obligations which are mandatorily preferred by law and not by contract;

           (f) FURTHER DOCUMENTS: at the request of the Bank, do or procure the doing of all such things and execute or procure the execution of all such documents as are, in the opinion of the Bank, necessary or desirable to ensure that the Bank obtains all its rights and benefits under the Financing Documents and in particular but without limitation will procure that any Company which becomes a Material Company will execute a Mortgage Debenture and Composite Guarantee in favour of the Bank;

           (g) COMPLIANCE WITH ENVIRONMENTAL LAW: comply in all respects with Environmental Law.

           (h) DANGEROUS MATERIALS: ensure that all Dangerous Materials treated, kept and stored, produced, manufactured, generated, refined or used from, in, upon, or under any of the real property owned by that Group Company are held and kept upon such real property in such a manner and up to such standards as they would be kept by a prudent company carrying on the same trade as that Group Company;

           (i) SALES OF ELIGIBLE INVENTORY: ensure that all sales of Eligible Inventory on credit terms comply with the terms and conditions of the Invoice Discounting Agreement;

           (l) EXCHANGE RATE HEDGING: make all such arrangements that a prudent company carrying on the same trade as that Group Company would make in relation to the hedging of its exchange rate liabilities; and

           (k) MILLENIUM RISK: take all such steps as a prudent company carrying on the same trade as that Group Company would take in relation to all computer software owned or used by that Group Company in connection with defects arising as a result of the date 1st January 2000 and thereafter.

13.3.      NEGATIVE UNDERTAKINGS

           The Borrower undertakes that during the Facility Period it shall not, and it shall procure that none of the Group Companies shall, unless the Bank otherwise agrees:

           (a) NEGATIVE PLEDGE: create or permit to subsist any Encumbrance over any of its assets other than Permitted Encumbrances.

           (b)        DISPOSAL OF ASSETS: make a Disposal other than:

                      (i)       in the ordinary course of its trading
                                activities; or

                      (ii) whether the proceeds of the Disposal are used immediately to purchase an asset to replace directly the asset the subject of that Disposal; or

                      (iii) a Disposal on arm's length terms where the aggregate value of the assets the subject of a Disposal by Group Companies other than in accordance with paragraphs (i) and (ii) above in any Financial Year of the Borrower does not exceed (pound)1,000,000 (for the purposes of this paragraph, the value of any asset shall be the greater of its book value and the consideration received for it);

           (c) CHANGE OF BUSINESS: make any substantial change to the general nature or scope of the business of the Borrower or the Group as a whole from that carried on at the date of this Agreement;

           (d) MERGERS: enter into any amalgamation, demerger, merger or reconstruction or any joint venture or partnership agreement;

           (e) LOANS: make an loans or grant any credit to or for the benefit of any person, other than amounts of credit allowed in the ordinary course of its trading activities;

           (f) INDEBTEDNESS: incur any Indebtedness other than Permitted Indebtedness;

           (g) ACQUISITIONS: acquire any business of, or shares or securities of, any company other than where the aggregate of the consideration payable for, and Indebtedness assumed by Group Companies in connection with, acquisitions made by Group Companies in any Financial Year of the Borrower does not exceed (pound)1,000,00.#

13.4.      FINANCIAL UNDERTAKINGS

13.4.1. The Borrower undertakes to ensure that during the Facility Period, unless the Bank otherwise agrees:

           (a)        PBIT TO TOTAL DEBT COSTS

                      The ratio of PBIT to Total Debt Costs for the period of 12 months ending on the last day of each month during the Facility Period shall not be less than 3:1.

           (b)        TOTAL LEVERAGE RATIO

                      The ratio of Total Debt to PBITDA at any time during the period of 12 months ending on the last day of each month during the Facility Period shall not be greater than 2.5:1;

           (c)        MINIMUM TANGIBLE NET WORTH

                      Tangible Net Worth shall not on the date referred to in Column A below be less than the amount set opposite that date in Column B below.

                      COLUMN A       COLUMN B DATE                      AMOUNT

                      30th June 1997 (pound)1,500,000 30th June 1998 (pound)2,500,000

           (d)        NET INDEBTEDNESS COVER

                      The ratio of the aggregate value of Free Stock and Eligible Debtors to Net Indebtedness shall not at any time be less that 1.5:1.

13.4.2. The calculation of ratios and other amounts under this Clause 13.4 shall be made by the Bank by reference to latest Accounts and management accounts and other financial information of the Group for the period in relation to which the calculation falls to be made. Each determination of the Bank under this Clause 13.4 shall be conclusive and binding on the Borrower except for any manifest error.

14.        DEFAULT

14.1.      DEFAULT

           Each of the following shall be a Default:

           (a) NON-PAYMENT: the Borrower does not pay on the due date any amount payable by it under this Agreement at the place at and in the currency and funds in which it is expressed to be payable unless in relation to the payment of interest only the failure to pay such amount is due solely to administrative or technical delays in the transmission of funds which are not the fault of the Borrower and such amount is paid within 3 Business Days after its due date for payment; or

           (b) OTHER DEFAULTS: any Material Company breaches any of its obligations under any Financing Document (other than the obligations referred to in Clause 14.1(a) but including a breach of any of the undertakings pursuant to Clause 13.1) and, if that breach is capable of remedy, it is not remedied within 5 Business Days after notice of that breach has been given by the Bank to the Borrower; or

           (c) BREACH OF REPRESENTATION OR WARRANTY: any representation, warranty or statement made or deemed to be repeated by any Material Company under any Financing Document or in any document delivered by or on behalf of the Borrower under or in connection with any Financing Document is incorrect when made or deemed to have been repeated; or

           (d) UNLAWFULNESS OR REPUDIATION: it is unlawful for any Material Company to perform or comply with, or any Material Company repudiates, any of its obligations under any Financing Document; or

           (e) CROSS-DEFAULT: any Indebtedness of all or any Group Companies in excess of, in aggregate, (pound)10,000;

                      (i)       is not paid when due; or

                      (ii) is declared to be or otherwise becomes due and payable prior to its specified maturity,

                      or any creditor of all or any Group Companies becomes entitled to declare any such Indebtedness due and payable prior to its specified maturity; or

           (f) ATTACHMENT OR DISTRESS: a creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the assets of any Group Company and such process is not discharged within 14 days; or

           (g) ENFORCEMENT OF SECURITY: any Encumbrance over any of the assets of any Group Company becomes enforceable; or

           (h)        INABILITY TO PAY DEBTS: any Group Company:

                      (i) suspends payment of its debts or is unable or admits its inability to pay its debts as they fall due; or

                      (ii) begins negotiations with any creditor with a view to the readjustment or rescheduling of any of its Indebtedness; or

                      (iii) proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors, or

           (i) INSOLVENCY PROCEEDINGS: any person takes any action or any legal proceedings are started or other steps taken (including the presentation of a petition) for:

                      (i) any Group Company to be adjudicated or found insolvent; or

                      (ii) the winding-up or dissolution of any Group Company other than in connection with a solvent reconstruction, the terms of which have been previously approved in writing by the Bank; or,

                      (iii) the appointment of a trustee, receiver, administrative receiver or similar officer in respect of any Group Company or any of its assets; or

           (j) ADJUDICATION OR APPOINTMENT: any adjudication, order or appointment is made under or in relation to any of the proceedings referred to in Clause 14.1(I); or

           (k) ADMINISTRATION ORDER: an application is made to the court for an administration order under the Insolvency Act 1986 with respect to any Group Company; or

           (l) ANALOGOUS PROCEEDINGS: any event occurs or proceeding is taken with respect to any Group Company in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clause 14.1(f), (h), (i), (j) or (k); or

           (m) CESSATION OF BUSINESS: any Group Company suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or

           (n) CHANGE OF CONTROL: a person (whether alone or together with any associated person or persons) becomes the beneficial owner of shares in the issued share capital of the Borrower carrying the right to exercise more than 50 per cent of the votes exercisable at a general meeting of the Borrower (for the purposes of this Clause 14.1(n), "ASSOCIATED PERSON" means, in relation to any person, a person who is (i) "acting in concert" (as defined in the City Code on Takeovers and Mergers) with that person or
                      (ii) a "connected person" (as defined in section 839 of the Income and Corporation Taxes Act 1988) of that person); or

           (o) MATERIAL ADVERSE CHANGE: any event or series of events occur which, in the opinion of the Bank, has or could reasonably be expected to have a Material Adverse Effect; or

           (p) INVOICE DISCOUNTING AGREEMENT: the Invoice Discounting Agreement is terminated for any reason (other than on terms which have previously been approved in writing by the Bank) or any material variation or amendment is made to the Invoice Discounting Agreement (other than with the Bank's prior written consent).

14.2.      ACCELERATION

           If a Default occurs and remains unremedied the Bank may be notice to the Borrower:

           (a) cancel the Facility and require the Borrower immediately to repay the Loan together with accrued interest and all other sums payable under this Agreement, whereupon they shall become immediately due and payable; or

           (b) place the Facility on demand, whereupon the Loan together with accrued interest and all other sums payable under this Agreement shall become repayable on demand made by the Bank.

           Upon the service of any such notice by the Bank the Bank's obligations under this Agreement shall be terminated, the Facility shall be cancelled and the Facility Limit shall be reduced to zero.

15.        SET-OFF

           The Bank may set off any matured obligation owed by the Borrower under any Financing Document against any obligation (whether or not matured) owed by the Bank to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at the spot rate of exchange of the Bank for the purpose of the set-off.

16.        FEES AND EXPENSES

16.1.      EXPENSES

           The Borrower shall on demand pay all expenses incurred (including legal, valuation and accounting fees), and any VAT on those expenses:

           (a) by the Bank in connection with the negotiation, preparation and execution of the Financing Documents and the other documents contemplated by the Financing Documents;

           (b) by the Bank in connection with the granting of any release, waiver or consent or in connection with any amendment or variation of any Financing Document; and

           (c) by the Bank in enforcing, perfecting, protecting or preserving (or attempting so to do) any of their rights, or in suing for or recovering any sum due from the Borrower or any other person under any Financing Document, or in investigating any possible Default or Potential Default.

16.2.      DRAWDOWN FEE

           The Borrower shall pay to the Bank a drawdown fee at the rate of 0.5 per cent of each Advance, such fee to be payable on the making of the relevant Advance.

16.3.      COMMITMENT FEE

           The Borrower shall pay a commitment fee in Sterling to the Bank of (pound)40,000 on the date of this Agreement.

16.4.      DOCUMENTARY TAXES indemnity

           All stamp, documentary, registration or other like duties or Taxes, including any penalties, additions, fines, surcharges or interest relating to those duties and Taxes, which are imposed or chargeable on or in connection with any Financing Document shall be paid by the Borrower. The Bank shall be entitled but not obliged to pay any such duties or Taxes (whether or not they are its primary responsibility). If the Bank does so the Borrower shall on demand indemnify the Bank against those duties and Taxes and against any costs and expenses incurred by the Bank in discharging them.

16.5.      VAT

16.5.1. All payments made by the Borrower under the Financing Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by the Bank, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

16.5.2. No payment or other consideration to be made or furnished to the Borrower by the Bank pursuant to or in connection with any Financing Document or any transaction or document contemplated in any Financing Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

16.6.      INDEMNITY PAYMENTS

           Where in any Financing Document the Borrower has an obligation to indemnify or reimburse the Bank in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the likely Tax treatment in the hands of the Bank (as determined by the Bank's auditors) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.

17.        WAIVERS; REMEDIES CUMULATIVE

           The rights of the Bank under the Financing Documents:

           (a)        may be exercised as often as necessary;

           (b) are cumulative and not exclusive of its rights under the general law; and

           (c)        may be waived only in writing and specifically.

           Delay in exercising or non-exercise of any such right is not a waiver of that right.

18.        MISCELLANEOUS

18.1.      SEVERANCE

           If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

           (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

           (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

18.2.      COUNTERPARTS

           This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

18.3.      ENTIRE AGREEMENT

           This Agreement in conjunction with the Security # documents constitutes the entire agreement between the Parties in relation to the Facility and supersedes all previous proposals, agreements and other written and oral communications in relation to the Facility.

19.        NOTICES

19.1.      METHOD

           Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax or letter.

19.2.      DELIVERY

           Any notice or other communication to be given by one Party to another under this Agreement shall (unless one P arty has by 15 days' notice to the other Party specified another address) be given to that other Party at the respective addresses given in Clause 19.3.

19.3.      ADDRESSES

           The address and fax number of the Borrower and Bank are:

           (A)        the Borrower:

                      20-24 Church Street
                      Altrincham
                      Cheshire WA14 4DW
                      Attention:    *
                      Fax:     0161 955 1001

           (B)        the Bank:

                      NatWest UK
                      Corporate Banking Services
                      1st Floor, Radford House
                      Radford Boulevard
                      Nottingham NG7 5QG
                      Attention:    P. Bloxham
                      Fax:     0115 942 204

19.4.      DEEMED RECEIPT

19.4.1. Any notice or other communication given by the Bank shall be deemed to have been received:

           (a) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

           (b) in the case of a notice given by hand, on the day of actual delivery; and

           (c) if posted, on the second Business Day following the day on which it was despatched by first class mail postage prepaid.

           provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

19.4.2. Any notice or other communication given to the Bank shall be deemed to have been given only on actual receipt.

20.        ASSIGNMENTS AND TRANSFERS

20.1.      BENEFIT OF AGREEMENT

           This Agreement shall be binding upon and enure to the benefit of each Party and its successors and assigns.

20.2.      ASSIGNMENTS AND TRANSFERS BY BORROWER

           The Borrower shall not be entitled to assign or transfer any of its rights or obligations under this Agreement.

20.3.      ASSIGNMENTS BY BANK

           The Bank may (with the prior consent of the Borrower) assign any of its rights and benefits under any Financing Document to another bank or other financial institution.

20.4.      TRANSFERS BY BANK

           The Bank may with the prior consent of the Borrower) transfer any of its rights and obligations under any Financing Document to another bank or other financial institution.

           The Borrower shall enter into such documents as the Bank may reasonably stipulate in order to effect any such transfer.

20.5.      CONSEQUENCES OF TRANSFER

           The Borrower shall be under no obligation to pay any greater amount under this Agreement following an assignment or transfer by the Bank of any of its rights or obligations pursuant to this Clause 20 if, in the circumstances existing at the time of such assignment or transfer, such greater amount would not have been payable but for the assignment or transfer.

20.6.      DISCLOSURE OF INFORMATION

           The Bank may disclose to its professional advisers and to any actual or potential assignee, transferee or sub-participant any information which the Bank has acquired under or in connection with any Financing Document.

21.        INDEMNITIES

21.1.      BREAKAGE costs indemnity

           The Borrower shall indemnify the Bank on demand against any loss or expense (including any loss of Margin or any other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid under this Agreement or any Advance) which the Bank has sustained or incurred as a consequence of:

           (a) an Advance not being made following the service of a Drawdown Notice (except as a result of the failure of the Bank to comply with its obligations under this Agreement);

           (b) the failure of the Borrower to make payment on the due date of any sum due under this Agreement;

           (c) the occurrence of any Default or the operation of Clause 14.2; or

           (d) any repayment or prepayment of an Advance otherwise than on the last day of the Interest Period in relation to that Advance.

21.2.      CURRENCY INDEMNITY

21.2.1. Any payment made to or for the account of or received by the Bank in respect of any moneys or liabilities due, arising or incurred by the Borrower to the Bank in a currency (the "CURRENCY OF PAYMENT") other than the currency in which the payment should have been made under this Agreement (the "CURRENCY OF OBLIGATION") in whatever circumstances (including a result of a judgment against the Borrower) and for whatever reason shall constitute a discharge to the Borrower only to the extent of the Currency of Obligation amount which the Bank is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business
           Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined by the Bank) in the London foreign exchange market.

21.2.2. If the amount of the Currency of Obligation which the Bank is so able to purchase falls short of the amount originally due to the Bank under this Agreement, then the Borrower shall immediately on demand indemnify the Bank against any loss or damage arising as a result of that shortfall by paying to the Bank that amount in the Currency of Obligation certified by the Bank as necessary so to indemnify it.

21.3.      GENERAL

21.3.1. Each indemnity in this Clause 21 shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this Agreement or under any such judgment or order.

21.3.2. The certificate of the Bank as to the amount of any loss or damage sustained or incurred by it shall be conclusive and binding on the Borrower except for any manifest error.

22.        LAW

           This Agreement is governed by and shall be construed in accordance with English law.

IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date set out above.

                                   SCHEDULE 1

                              CONDITIONS PRECEDENT

The Bank shall have received each of the following in form and substance satisfactory to it:

1. A Certified Copy of the certificate of incorporation (and any relevant certificate of incorporation on change of name) and the memorandum and articles of association of each Material Company.

2. A Certified Copy of the board minutes and resolutions of the Borrower approving and authorising the execution, delivery and performance of each Financing Document to which the Borrower is a party on the terms and conditions of those documents and authorising a person or persons to sign or otherwise attest the due execution of those documents and any other documents to be executed or delivered by the Borrower pursuant to those documents together with a certificate of a duly authorised officer of the Borrower setting out the names and signatures of the persons authorised to sign such documents on behalf of the Borrower.

3. Certificate signed by a director of the Borrower confirming that all consents, licences, approvals or authorisations of any governmental or other authority, bureau or agency required by each Material Company in connection with the execution, delivery, performance, validity or enforceability of the Financing Documents or any document to be delivered under the Financing Documents are in place.

                                   SCHEDULE 2

                                 DRAWDOWN NOTICE

To:        National Westminster Bank Plc

From:      European Micro plc

                                                                    *[date] 1998

Dear Sirs,

(POUND)3,500,000 CREDIT AGREEMENT DATED * MAY 1998 (THE "CREDIT AGREEMENT")

Terms defined in the Credit Agreement have the same meaning in this notice.

We request [an] Advance[s] to be drawn down under the Credit Agreement as follows:

1.         Amount of Advance[s]:(pound)*                          [(pound)*]

2.         Drawdown Date:

3.         Duration of Interest Period[s]:  *[day[s]/month]

4.         Payment instructions:  * (if applicable)

We attach a copy of the delivery note[s] dated * [and * ] from * [and *].

We confirm that:

(a) the Eligible Inventory referred to in [each of] the attached delivery note[s] is marked *;

(b) * per cent of the Eligible Inventory [in the delivery note marked*] is Pre Sold; and

(c) the Eligible Inventory referred to in [each of] the attached delivery note[s] will be sold, transferred or otherwise disposed of to the extent that is required to repay in full the relevant advance on or before the expiry of the [relevant] Interest Period.

We further confirm that today and on the Drawdown Date:

(a) the representations and warranties in Clause 12 to be repeated are and will be correct; and

(b) no Default or Potential Default has occurred and is continuing or will occur on the making of the Advance.

SIGNED

FOR AND ON BEHALF OF EUROPEAN MICRO PLC

                                   SCHEDULE 3

                                     PART 1

                                 GROUP COMPANIES

COLUMN 1                             COLUMN 2                            COLUMN 3

NAME                                 JURISDICTION OF INCORPORATION AND   SECURITY DOCUMENTS
                                     REGISTERED NUMBER

European Micro plc                   England & Wales (registered         Mortgage Debenture dated 12th
                                     number 2663964)                     November 1996

European Micro GmbH                  Germany (registered number          None
                                     HRB305196)

European Micro BV                    Netherlands (registered number      None
                                     2663964)


                                     PART 2

                               MATERIAL COMPANIES

COLUMN 1                             COLUMN 2                            COLUMN 3

NAME                                 JURISDICTION OF INCORPORATION AND   SECURITY DOCUMENTS
                                     REGISTERED NUMBER

European Micro plc                   England & Wales (registered         Mortgage Debenture dated 12th
                                     number 2663964)                     November 1996


                                   SCHEDULE 4

                           MANDATORY COST RATE FORMULA

1. The Mandatory Cost Rate is an addition to the interest rate on an Advance to compensate the Bank for the cost attributable to an Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "ACT") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing cash ratio deposits or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Advance.

2. The Mandatory Cost Rate shall be the rate determined by the Bank (and rounded upward, if necessary, to 4 decimal places) as the rate resulting from the application (as appropriate) of the following formulae:

           in relation to an Advance denominated in Sterling:
                                                         XL + S(L-D) + F X 0.01
                                                         ----------------------
                                                             100 - (X + S)

           in relation to an Advance denominated in a currency other than
           Sterling:
           F X 0.01
           --------
             300

           where on the day of application of a formula:

           X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which the Bank is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

           L          is the BBA Sterling LIBOR rate quoted at or about
                      11.00 a.m. on Telerate (now at page 3750) on that day;

           F. is the rate of charge payable by the Bank to the FSA pursuant to paragraph 2.02 of the Fees Regulations (but where, for this purpose, the figure at paragraph 2.02b of the Fees Regulations shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of the Bank;

           S is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

           D is the percentage rate per annum payable by the Bank of England to the Bank on Special Deposits.

           (X, L, S and D shall be expressed in the formula as numbers and not as percentages, e.g. if X = 0.15%and L = 7%, XL will be calculated as
           0.15 x 7 and not as 0.15% x 7%. A negative result obtained from subtracting D from L shall be counted as zero.)

3. The Mandatory Cost Rate attributable to an Advance or other sum for any period shall be calculated at or about 11.00 a.m. on the first day of that period for the duration of that period.

4. The determination of the Mandatory Cost Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on the Parties.

5. If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Bank renders or will render either of the above formulae (or any element of the formulae, or any defined term used in the formulae) inappropriate or inapplicable, the Bank shall be entitled to vary the same by giving notice to the Borrower. Any such variation shall, in the absence of manifest error, be conclusive and binding on the Parties and shall apply from the date specified in such notice.

           For the purposes of this Schedule:

                      "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to those terms under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

                      "FEE BASE" has the meaning given to that term for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

                      "FEES REGULATIONS" means, as appropriate, either:

                      (a)       the Banking Supervision (Fees) Regulations 1998;
                                or

                      (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 1999.

THE BORROWER

SIGNED BY                                   )

                                            )

for and on behalf of                        )
EUROPEAN MICRO PLC                          )




THE BANK

SIGNED BY                                   )

                                            )

for and on behalf of                        )
NATIONAL WESTMINSTER BANK PLC               )